UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2023

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina			001-37497	26-4596286
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive,	Wilmington,	NC		28403
(Address of principal executive offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c). Press Release. On November 14, 2023, the Company issued a press release announcing the executive officer changes described below. A copy of the press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Resignation of Neil L. Underwood as President of Live Oak Bancshares. On November 14, 2023, Neil L. Underwood, President of Live Oak Bancshares, Inc. (the “Company”), the holding company for Live Oak Banking Company (the “Bank”), resigned from his role as President of the Company.

Appointment of William J. Losch, III, as President of Live Oak Bancshares. Effective November 14, 2023, William J. Losch, III, was appointed as President of the Company. Mr. Losch, age 53, has served as President of the Bank since August 2023 and as Chief Financial Officer of the Company and the Bank since September 2021. From July 2022 through August 2023, Mr. Losch also served as Chief Banking Officer of the Company and the Bank. Prior to joining the Company and the Bank, Mr. Losch was the Chief Financial Officer of First Horizon Corporation.

Mr. Losch does not have any family relationship with any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Losch and any other persons in connection with his appointment as President of the Company. There are no transactions between Mr. Losch and the Company requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Walter J. Phifer as Chief Financial Officer. On November 14, 2023, the board of directors of the Company and the Bank appointed Walter J. Phifer as Chief Financial Officer of the Company and the Bank, effective January 1, 2024. Mr. Phifer, age 40, joined the Bank in December 2015 as a Deposits Business Manager, and served in that role until June 2017, when he became an Asset Liability Manager. He became Treasurer of the Bank in June 2019 and Head of Finance, Planning and Analysis in May 2022.

Mr. Phifer does not have any family relationship with any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Phifer and any other persons in connection with his appointment as Chief Financial Officer of the Company and the Bank. There are no transactions between Mr. Phifer and the Company requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On November 14, 2023, the Board of Directors of the Company declared a cash dividend of $0.03 per share payable on December 12, 2023 to shareholders of record of the Company’s voting common stock as of November 28, 2023.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated November 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: November 15, 2023	By:	/s/ Gregory W. Seward
Gregory W. Seward General Counsel
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